UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2006
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28579	75-2233445
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

20 Bushes Lane
Elmwood Park, NJ	07407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 791-3200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The Registrant’s wholly-owned subsidiary, BCI Communications, Inc. (“BCI”), has been awarded phase one of a major project from one of the wireless telecommunication carriers to perform physical site assessments and lease and zoning audits, which is expected to generate approximately $500,000 in revenues over the next three months. The total project will be released in three phases and is expected to last 12-18 months and has an estimated potential value of $20 million.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed on the Registrant’s behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS INC.
Date: May 9, 2006	By:	/s/ RICHARD BERLINER
	Name:	Richard Berliner
	Title:	Chief Executive Officer